Exhibit 99.2

For Further Information:

David A. Crittenden

Chief Financial Officer

dcrittenden@goutsi.com

(586) 467-1427

Jeff Rogers Succeeds Scott Wolfe as Universal Truckload Service’s Chief Executive Officer

Warren, MI – January 7, 2015 — Universal Truckload Services, Inc. (NASDAQ: UACL), today announced that Jeff Rogers has succeeded Scott Wolfe as the company’s chief executive officer. The leadership transition, which occurred at year end, concludes a plan initiated by Universal’s board in June 2014, following the announcement of Mr. Wolfe’s planned retirement.

Jeff Rogers has served as Universal’s executive vice president for the past seven months after departing as President of YRC Freight. A former U.S. Army ranger, Mr. Rogers also served as president of USF Holland Inc., a subsidiary of YRC Worldwide Inc., as chief financial officer of YRC Regional Transportation Inc., and in various operational and finance roles at United Parcel Service. Scott Wolfe, who was appointed to Universal’s Board of Directors on June 4, 2014, continues to serve Universal as a director.

On behalf of Universal’s board, chairman Matthew Moroun stated, “We welcome Jeff as Universal’s new CEO and look forward with high expectations to his leadership. Customers, employees and shareholders have embraced his appointment, and Jeff has already made meaningful contributions to focus the company on profitable growth.”

Mr. Rogers added, “Our automotive and truck manufacturing customers are enjoying favorable trends and momentum as we begin the next chapter in Universal’s history. Although energy markets have recently become unstable due to the sharp decline in oil prices, which impacts our energy customers, we expect pricing opportunities and stable demand for transportation capacity elsewhere in 2015.

“I believe we have a team in place at Universal that is capable of accelerating growth over the next several years, taking full advantage of the streamlining of our subsidiary structure that we implemented during the holidays. By concentrating on customer relationships and organizational effectiveness, we will leverage Universal’s broad transportation and logistics capabilities to enhance our position as a market leader.”

About Universal

Universal Truckload Services, Inc. is a leading asset-light provider of customized transportation and logistics solutions throughout the United States, Mexico and Canada. We provide our customers with supply chain solutions that can be scaled to meet their changing demands and volumes. We offer our customers a broad array of services across their entire supply chain, including transportation, intermodal, and value-added services.

Forward Looking Statements

Certain statements in this press release may be considered forward-looking statements, such as management’s views with respect to future events and financial performance. Forward-looking statements identify prospective information. They are based on information available at the time and/or management’s good faith belief with respect to future events, and they are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. These forward-looking statements are by nature subject to operational, financial and legal uncertainties and risks, including a number of factors that may cause actual results to differ materially from the expectations described. Such factors include, but are not limited to underlying and seasonal demand trends in key markets we serve, our exposure to cargo loss, accidents and other damage claims resulting from our operations, the costs and potential liabilities related to compliance with or violation of governmental laws and regulations, and challenges associated with our ability to consummate and integrate acquisitions. Additional information about the factors that may adversely affect forward-looking statements is contained in Universal’s Form 10-K for the 2013 fiscal year and other reports and filings with the Securities and Exchange Commission. Universal assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.